                                                                    EXHIBIT 10.4

                            THIRD AMENDMENT TO LEASE

     This Agreement is made as of the 3rd day of December, 2001, by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") and SPECTRA SYSTEMS CORPORATION (f/k/a SPECTRA SCIENCE CORPORATION), a Delaware corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, pursuant to Lease dated February 28, 1997, as amended by First Amendment to Lease dated October 15, 1997 and by Second Amendment to Lease dated July 27, 2000 (as amended, the "Lease") by and between Landlord and Tenant, Landlord has leased to Tenant certain space in those buildings located at 42-44, 56-58, and 60 Amaral Street, East Providence, Rhode Island; and

     WHEREAS, the parties wish to amend the Lease to provide for the extension of the term of the Lease and for certain other matters.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt of which is hereby acknowledge, the parties hereby agree as follows:

     1.   The Term is hereby extended for a period ending on March 31, 2005.

     2. During such extended period, Base Rent shall continue to be payable in equal monthly installments of $9,900.

     3. Landlord, at Landlord's expense, shall promptly commence and pursue the completion of construction of those improvements to the Premises more particularly described in Exhibit A attached hereto and made a part hereof.

     4. Capitalized terms not defined herein shall have the meaning attributable to such terms in the Lease.

     5. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.


                                         LANDLORD:
WITNESS:
                                         WESTMINSTER PARK PARTNERS OF
                                         EAST PROVIDENCE ASSOCIATES

/s/ J. Ralph McGonigle                     By: /s/ John L. Marshall III
-------------------------------------          ---------------------------------
J. Ralph McGonigle                              John L. Marshall, III
                                                General Partner

WITNESS:                                 TENANT:

                                         SPECTRA SYSTEMS CORPORATION

/s/ [ILLEGIBLE]                            By: /s/ Samuel A. Sacco
-------------------------------------          ---------------------------------
                                                Samuel A. Sacco
                                                CFO and Treasurer

                                    EXHIBIT A

[GRAPHIC APPEARS HERE]

                            SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT is made as of this 27th day of July, 2000, by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") and SPECTRA SCIENCE CORPORATION, a Delaware corporation ("Tenant").

                                   WITNESSETH

     WHEREAS, Landlord and Tenant are parties to a certain Lease dated February 28, 1997, as amended by First Amendment to Lease dated October 15, 1997 (as amended, the "Lease") with respect to certain premises located at 42-44 and 56-58 Amaral Street, East Providence, Rhode Island (the "Building"); and

     WHEREAS, pursuant to the Lease, Tenant occupies approximately 9,200 square feet of space in the Building; and

     WHEREAS, the parties wish to amend the Lease in order to permit Tenant to lease additional space in the Building.

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Commencing on September 1, 2000 (the "Second Additional Space Commencement Date"), Landlord leases to Tenant and Tenant leases from Landlord those additional premises located in the Building adjacent to the Premises as shown on Exhibit A attached hereto, also identified as 60 Amaral Street, consisting of approximately 2,400 square feet (the "Second Additional Premises"). From and after the Second Additional Space Commencement Date, all references in the Lease to the Premises shall be deemed to include the Second Additional Premises and the Premises shall consist of 11,600 square feet.

     2. Prior to occupancy of the Second Additional Premises by Tenant, Landlord, at its cost and expense, shall perform that work in the Second Additional Premises described in Exhibit A attached hereto.

     3. Notwithstanding anything contained in the Lease to the contrary, commencing as of the Second Additional Space Commencement Date, Tenant shall pay Base Rent in advance in equal monthly installments of $9,900.

     4. From and after the Second Additional Space Commencement Date, Tenant's pro rata share shall be 29%.

     5. Effective upon the execution of this Second Amendment by Tenant, Tenant's right to terminate the Lease as provided in Section 3 of the Lease is hereby cancelled and shall be of no further force or effect.

     6. Capitalized terms not defined herein shall have the meaning set forth in the Lease.

     7. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day and year first set forth above.

                                         LANDLORD:
WITNESS:
                                         WESTMINSTER PARK PARTNERS
                                         OF EAST PROVIDENCE ASSOCIATES
                                         EIN: 05-0403124

/s/ J. Ralph McGonigle                   By: /s/ John L. Marshall III
-------------------------------------       ------------------------------------
J. Ralph McGonigle                            John L. Marshall, III
                                              General Partner

WITNESS:                                 TENANT:

                                         SPECTRA SCIENCE CORPORATION

/s/ [ILLEGIBLE]                          By: /s/ Nabil M. Lawandy
-------------------------------------       ------------------------------------
                                              Nabil M. Lawandy
                                              President and CEO

                                    EXHIBIT A

[GRAPHIC APPEARS HERE]

                            FIRST AMENDMENT TO LEASE

     This Amendment is made as of the 15th day of October, 1997 by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") and SPECTRA SCIENCE CORPORATION, a Delaware corporation ("Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant are parties to a certain lease dated February 28, 1997 (the "Lease"), with respect to certain premises located at 56-58 Amaral Street, East Providence, Rhode Island (the "Building");

     WHEREAS, pursuant to the Lease, Tenant occupies approximately 4,800 square feet in the Building; and

     WHEREAS, the parties desire to amend the Lease in certain respects in order to provide, inter alia, for Tenant to lease additional space in the Building from the Landlord and to extend the Term of the Lease.

     NOW, THEREFORE, in consideration of the premises the parties agree as follows:

     1. Tenant currently occupies approximately 4,800 rentable square feet in the Building which consists of the premises identified as 56-58 Amaral Street, East Providence, Rhode Island. Commencing on November 1, 1997 (the "Additional Premises Commencement Date"), Landlord leases to Tenant and Tenant leases from Landlord those additional premises located in the Building as shown on Exhibit A-1 attached hereto and consisting of an approximately additional 4,400 rentable square feet (the "Additional Premises"). The Additional Premises have a street address of 42-44 Amaral Street. From and after the Additional Premises Commencement Date, all references contained in the Lease to the "Premises" shall be deemed to include the Additional Premises and the Premises shall be deemed to consist of 9,200 rentable square feet.

     2. Prior to the Additional Premises Commencement Date, Landlord, at its expense, shall cause those leasehold improvements shown on Exhibit A-1 attached hereto (prepared by a.i. designs, ltd. dated,9/19/97) to be made to the Premises. Such improvements shall be constructed with materials similar to those now in the Premises and in a workmanlike manner in accordance with all applicable building codes. Landlord's costs to deliver such improvements shall include so-called "hard" costs (materials, labor, etc.) and "soft" costs (architectural/ engineering costs, permit fees, etc.).

     3. Notwithstanding anything contained in the Lease to the contrary, commencing as of the Additional Premises Commencement Date and continuing through March 31, 2002, Tenant shall pay Base Rent in advance in equal monthly installments of $7,675.

     4. With respect to Tenant's right to terminate the Lease prior to March 31, 2002 as provided in Section 3 of the Lease, the amount of "$500" set forth in Section 3(c) is hereby deleted and the amount of "$700" is substituted therefor.

     5. With respect to Tenant's right to terminate janitorial services as provided in Section 9.1 of the Lease, the amount of "$200" set forth in the last line of Section 9.1 is hereby deleted and the amount of "$250" is substituted therefor.

     6. From and after the Additional Premises Commencement Date, Tenant's Pro Rata Share shall be 23%.

     7. Tenant shall use its best efforts to cause its employees to park to the rear of the Building and not in the spaces in front of the Building.

     8. Capitalized terms not defined herein shall have the meanings set forth in the Lease.

     9. Except as amended hereby, the Lease remains in full force and effect and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the day and year first set forth above.


                                         LANDLORD:
WITNESS:
                                         WESTMINSTER PARK PARTNERS OF
                                         EAST PROVIDENCE ASSOCIATES

/s/ [ILLEGIBLE]                          By  /s/ John L. Marshall III
-------------------------------------       ------------------------------------
                                             John L. Marshall, III
                                             General Partner

WITNESS:                                 TENANT:

                                         SPECTRA SCIENCE CORPORATION

/s/ [ILLEGIBLE]                          By  /s/ Nabil M. Lawandy
-------------------------------------       ------------------------------------
                                             Nabil M. Lawandy
                                             President & CEO

                                      LEASE

     This Lease is made as of the 28th day of February, 1997 by and between WESTMINSTER PARK PARTNERS OF EAST PROVIDENCE ASSOCIATES, a Rhode Island limited partnership ("Landlord") which hereby demises and leases to SPECTRA SCIENCE CORPORATION, a Delaware corporation (hereinafter "Tenant"), those premises consisting of approximately 4,800 square feet of space located at 56-58 Amaral Street, East Providence, Rhode Island (the "Premises") constituting one rental unit within that certain building situated at the corner of Wampanoag Trail and Amaral Street, East Providence, Rhode Island known as the Westminster Park Sales and Service Building (land and building collectively being hereinafter referred to as "Building"). Landlord hereby grants to Tenant the non-exclusive right to use the common areas associated with the Building (the "Common Areas") which are defined herein as all areas and facilities outside the Premises that are provided by Landlord for the general use and convenience of Tenant and of other tenants in the Building and their respective agents, clients, employees and customers. The Common Areas shall include, without limitation, walkways and sidewalks, landscaped areas, private roads, and parking lots.

     1. Term. The term (the "Term") of this Lease shall commence on April 1, 1997 or on such later date as possession of the Premises is delivered to Tenant (the "Commencement Date") and, subject to earlier termination pursuant to
Section 3 hereof or upon default as hereinafter provided, end on March 31, 2002. Landlord and Tenant agree that Landlord will use its best efforts to deliver possession of the Premises to Tenant on April 1, 1997 but that in the event Landlord fails to deliver possession of the Premises to Tenant on April 1, 1997, Landlord shall not be liable to Tenant for any damages thereby and Tenant shall not be liable for any Rent (as hereinafter defined) until such time as Landlord delivers possession of the Premises to Tenant, but in that event, the Rent payable hereunder shall not be payable until possession of the Premises is made available to Tenant. Possession of the Premises shall be deemed to be made available when construction of leasehold improvements as provided in Section 7 hereof has been substantially completed by Landlord and a certificate of occupancy has been issued by the municipality in which the Premises are located. The Term "substantially completed" shall mean that Tenant is able to use the Premises for the purposes intended by Tenant, and that only "punch list" items remain to be completed (i.e., only minor and insubstantial details of construction, decoration and mechanical adjustment remain to be completed). Landlord shall deliver Tenant a copy of such certificate of occupancy promptly upon issuance of such certificate of occupancy. Notwithstanding anything contained herein to the contrary, if Landlord fails to deliver possession of the Premises to Tenant by the later of
(i) April 30, 1997 or (ii) sixty (60) days after the date on which Tenant has executed this Lease and such failure is not the result of the act or omission of Tenant, its agents or employees, then Tenant shall have the right to terminate this Lease upon written notice to Landlord; such right shall be deemed to be waived at such time as Tenant takes possession of the Premises.

     2. Base Rent. During the Term, Tenant shall pay an annual base rent (hereinafter "Base Rent") in the amount of $62,400, payable in equal monthly installments of $5,200. Contemporaneously herewith, Tenant has paid to Landlord $5,200 representing Base Rent for the month of April, 1997. If Landlord fails to deliver possession of the Premises to Tenant on April 1, 1997, Base Rent shall be prorated and any excess shall be credited against Base Rent due for the month of May, 1997. Commencing May 1, 1997, Base Rent shall be payable in advance, on the first business day of each month, during and until the expiration of the Term by check made payable to Landlord and delivered to Landlord, c/o Marshall Properties, Inc., P.O. Box 16300, Rumford, Rhode Island 02916. Base Rent shall be prorated for any period of less than a full calendar month.

     3. Early Termination. If Tenant is in compliance in all material respects with all of its obligations herein contained, Tenant shall have the right to terminate this Lease prior to March 31, 2002 on the following basis:

     a) Tenant shall give Landlord not less than six (6) months notice of such termination, such notice to be given not earlier than September 30, 1999 and to be accompanied by payment of the Termination Fee calculated as provided in (c), below;

     b) Such termination shall be effective as of the last day of a calendar month, but not earlier than March 31, 2000;

     c) Contemporaneous with the giving of such notice, Tenant shall pay Landlord the amount equal to $500, multiplied by the number of calendar months then remaining in the Term (the "Termination Fee").

     4. Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord as additional rent ("Additional Rent"), Tenant's Pro Rata Share of all real estate taxes and municipal betterment assessments ("Taxes") relating to the Building. Tenant's "Pro Rata Share" shall be 12%. Tenant shall pay to Landlord Tenant's Pro Rata Share of Taxes upon submission of invoices by Landlord.

     If the Term shall run for only a portion of a calendar year, Tenant's liability for Additional Rent shall be prorated. Base Rent and Additional Rent are hereinafter collectively referred to as "Rent".

     5.   Security Deposit. [Intentionally deleted].

     6. Utilities. Landlord, shall furnish water and sewage service to the Premises for the use of the Tenant. Tenant shall, at its sole cost and expense, pay or cause to be paid all charges (including any deposits) for gas, electricity, telephone or other services or utilities, if any, (including water and sewer) furnished to the Premises or to Tenant with respect to its operations therein during the Term to the extent that such utilities shall be separately metered and/or directly billed to Tenant by the respective utilities.

     7. Leasehold Improvements. Prior to the Commencement Date, Landlord, at its expense, shall cause those leasehold improvements shown on the plan attached hereto as Exhibit A, prepared by a.i. design, ltd. dated February 28, 1997, to be made to the Premises in a good and workmanlike manner and in accordance with applicable building codes. Such improvements shall include installation by Landlord, at Landlord's expense, of water supply and waste loop plumbing with hose connection and pressure reducing valves for the four (4) laser laboratories to be located in the Premises, such water supply and waste loops to be similar to those which Tenant represents are now located in the laboratories at Brown University.

     Landlord will assist Tenant in acquiring a chiller, pumps and related equipment and parts, all of which materials shall be subject to approval by Tenant. Tenant shall reimburse Landlord for the cost of the chiller, pumps and related equipment and parts upon submission of invoices by Landlord. Upon payment by Tenant, the chiller, pumps and related equipment and parts shall be deemed to be the property of Tenant, shall be deemed to be improvements made by Tenant to the Premises and shall be removed by Tenant at its expense at the end of the Term in accordance with the provisions of Section 9.2 hereof. All aspects of the chillers, pumps and related parts and equipment (including, but not limited to the capacity and sufficiency of such chillers, pumps and related parts and equipment) shall be the sole responsibility of Tenant and Landlord shall have no responsibility thereof.

     Landlord, at its expense, will cause its mechanical contractor to remove two (2) ventilation hoods and exhaust fans from Tenant's present facility in Warwick, Rhode Island. Landlord shall not be responsible for any damage which may occur to the hoods and/or exhaust fans during such removal or for any repairs or restoration to be made to the Warwick facility as the result of such removal. Landlord, at its expense, will reinstall the hoods and exhaust fans in the Premises as shown in Exhibit A. The hoods and exhaust fans will remain the property of Tenant at all times and will be removed by Tenant at the end of the Term, but Tenant shall not be responsible for repairs to or restoration of the Premises as a result of such removal.

     8. Use. The Premises may be used solely by the Tenant for office, laboratory, exhibition and instruction purposes and for no other purpose or use without Landlord's consent. Tenant shall not do or permit anything to be done in the Building or bring or keep anything therein which will in any way increase the rate of or conflict with any insurance on the Building or on property kept therein, or unreasonably obstruct or interfere with other tenants or those doing business with them, or violate with any of the statutes, rules or ordinances of the City of East Providence, the State of Rhode Island or United States of America or of any of the departments or agencies of any of the foregoing authorities.

     9.   Maintenance and Repair; Alterations.

     9.1 During the Term, Landlord, at it's expense, shall maintain in good condition and repair the Building and common areas and all structural and mechanical components thereof including, without limitation, the roof and the plumbing, electrical, heating, ventilating and air-conditioning systems which service the Premises. Landlord shall maintain and keep clean all Common Areas, remove snow and trash therefrom when required, and provide adequate lighting for all Common Areas, including the parking areas. Landlord shall at its expense, provide janitorial services to the Premises on a three (3) day per week basis as further set forth in Exhibit B attached hereto. Tenant may terminate janitorial services upon thirty (30) days notice and Base Rent will be credited $200.00 per month for the remainder of the Term.

     9.2  Except for repairs required to be made by Landlord pursuant to Section
9.1 hereof, Tenant, at it's expense, shall make all interior repairs to the Premises during the Term which are necessary to keep the Premises, fixtures and equipment therein in good order and repair. Tenant shall not injure or deface the same or any other part of the Building, nor suffer any waste thereof, nor without Landlord's consent, which consent shall not be unreasonably withheld, make any alterations and improvements in the Premises or the Building. As a condition to granting such consent Landlord may require at the time it grants such consent that upon the termination of this Lease Tenant, at its expense, restore any part of the Premises altered by Tenant (including the chiller, pumps and related equipment and parts to be installed by Landlord pursuant to the second paragraph of Section 7 hereof but not any other improvements made by Landlord or Tenant pursuant to the remainder of said Section 7 hereof) to its condition prior to alteration.

     10. Surrender. On the last day of the Term, or other earlier termination of this Lease, Tenant shall remove all of its personal property and quit and surrender the Premises in as good state and condition as they now are or may be put in, reasonable wear and tear, damage by fire or other unavoidable casualty and approved alterations excepted. Any holding over by Tenant shall be at one and one-half (1 1/2) times the Base Rent in effect for the last year of the Term, payable in advance in equal monthly installments.

     11. Services and Utilities. Landlord shall not be liable for any interruption or alteration in provision of any services, utilities or commodities, nor for any damages resulting from defects in the provision of same so long as any such interruption or alteration is the result of acts or circumstances beyond the control of Landlord. Except in the case of an emergency, Landlord will make every effort to notify Tenant not less than forty-eight (48) hours before shutting down any service or utility servicing the Building or the Premises. In the event any such service or utility is shut down by Landlord for more than forty-eight (48) hours, Tenant will be equitably abated.

     12. Property at Risk of Tenant. All property of any kind that may at any time be in or about the Premises shall be at the sole risk of Tenant and Landlord shall not be liable for any injury, loss, theft or damage of or to any such property, except for injury, loss, theft or damage of or to any such property arising out of acts, negligence or default of Landlord or its agents, employees or independent contractors.

     13.  Waiver of Claims, Indemnity and Public Liability Insurance.

     13.1 Landlord agrees to indemnify and save harmless Tenant from and against all claims of whatever nature arising from any act, omission or negligence of Landlord, or Landlord's contractors, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or the property of any person occurring during the Term hereof in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises where such accident, damage or injury results from an act, omission or negligence on the part of Landlord or Landlord's contractors, agents or employees except if the same be due to negligence or acts on the part of Tenant or Tenant's agents, employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon.

     13.2 Tenant agrees to indemnify and save harmless Landlord from and against all claims of whatever nature arising from any act, omission or negligence of the Tenant, or Tenant's contractors, licensees, agents, servants, or employees, or arising from any accident, injury, or damage whatsoever caused to any person, or the property of any person occurring during the Term hereof in or about the Premises, or arising from any accident, injury or damage occurring outside of the Premises where such accident, damage or injury results from an act, omission or negligence on the part of Tenant or Tenant's contractors, licensees, agents or employees except if the same be due to negligence or acts on the part of Landlord or Landlord's agents, employees or independent contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon.

     13.3 Tenant agrees to maintain in full force during the term hereof a policy of public liability and property damage insurance of the type generally written in the State in which the Premises are located under which Tenant is named as insured and the Landlord is named as an additional insured and under which the insurer agrees to indemnify and hold Landlord harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned herein. Each such policy shall be non-cancellable with respect to Landlord without ten (10) days' prior written notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord upon execution of this Lease. In the event that such policy is a so-called "occurrence general liability" policy then the minimum limits of liability of such insurance shall be either (i) One Million Dollars ($1,000,000) for injury (or death) to any one person, One Million Dollars ($1,000,000) for injury (or death) to more than one person, and One Million Dollars ($1,000,000) with respect to damage to property or (ii) One Million Dollars ($1,000,000) combined single limit for bodily injury and property damage; if such policy is a so-called "claims made general liability" policy then the minimum limits of such insurance shall be either (i) One Million Dollars ($1,000,000) for injury (or death) to any one person, Two Million Dollars ($2,000,000) for injury (or death) to more than one person and Five Hundred Thousand Dollars ($500,000) with respect to damage to property, or (iii) Two Million Dollars ($2,000,000) combined single limit for bodily injury and property damage.

     13.4 Landlord shall maintain, throughout the Term, policies of insurance covering damage to the Premises and/or the Building, excluding Tenant's fixtures, or equipment, in the amount of the full replacement value thereof, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, "all risk" and fire sprinkler leakage insurance. Landlord shall furnish Tenant, upon written demand therefor, a copy of such policies or a certificate evidencing such insurance.

     13.5 Landlord and Tenant for themselves and their respective insurers agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to the property of the other, both real and personal, caused by or resulting from fire and all other casualties insured against under fire and extended coverage insurance policies, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective officers, employees or agents, but only to the extent of any recovery collectible under such insurance. Tenant and Landlord, if applicable, will endeavor to secure an appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering Landlord's and Tenant's respective interests, pursuant to which the respective insurance policies waive subrogation; provided, however, that a failure on the part of Landlord or Tenant, if applicable, to secure such appropriate clause or endorsement as aforesaid shall not in any manner affect or restrict the provisions of the above and foregoing mutual release.

     14. Assignment and Subletting. Tenant shall not encumber, sell, assign or transfer this Lease, in whole or in part, or sublease, license or permit the use or occupancy by any third party of all or any part of the Premises without Landlord's consent. In the event of any such permitted action Tenant shall continue until the end of the Term to be obligated to fulfill all of the terms and conditions hereof unless Landlord and Tenant otherwise agree in writing. An assignment by operation of law shall not require Landlord's consent, but Tenant shall give Landlord notice of any such assignment within thirty (30) days subsequent thereto.

     15. Quiet Enjoyment. So long as Tenant fully abides by and performs the covenants and conditions hereof, Tenant may peacefully hold and enjoy the Premises for the Term.

     16. Entry. Landlord, its agents, or employees, shall have the right to enter the Premises at reasonable times to examine the same, to make such repairs or alterations to any part of the Building as Landlord shall deem necessary or to enforce any of the rules and regulations, and also during the six (6) months prior to the expiration of this Lease to exhibit the Premises to be re-leased.

     17. Eminent Domain and Damage. Landlord and Tenant further covenant and agree that in case the whole or any part of the Building is destroyed or damaged by fire or other casualty, or is damaged, condemned or taken by public authority so as to render the same unfit for use or occupancy, and whether or not the Premises are affected thereby (hereinafter sometimes "damage event"), Landlord may, if it shall be unable to or shall elect not to repair or restore the Premises and/or the Building, terminate this Lease upon not less than 30 days' notice given to Tenant within 60 days after the damage event, notwithstanding Landlord's entire interest may have been divested; provided that if the Premises are rendered wholly or partly untenantable by the damage event, and if such damage shall not have been caused by the neglect, default or misuse thereof by Tenant, unearned Rent shall be returned to Tenant and a just abatement of the Rent shall be made until the Premises shall be restored to tenantable condition or until such termination of this Lease.

     In the event that the Premises are destroyed or damaged by fire or other casualty or are damaged, condemned or taken by public authority so as to render the same unfit for use or occupancy, and such damage shall not have been caused by the neglect, default or misuse thereof by Tenant, and Landlord shall be unable to render the premises fit for use or occupancy within 60 days of the condemnation or damage, Tenant may terminate this lease by written notice to

Landlord not less than 60 days nor more than 120 days following such damage event and upon the giving of such notice this Lease shall be terminated. In the event of any such action by public authority, Tenant shall have no right, title or interest in any award or proceeds hereof and shall take any actions necessary to perfect Landlord's right, title and interest therein; provided, however, that Tenant may make a claim for loss of Tenant's fixtures and business and relocation expenses which have been specifically provided for in the award for condemnation damages.

     18. Defaults and Remedies. If Tenant shall (i) fail to pay any installment of Base Rent or other amount when due and such failure shall continue for ten
(10) days after a written notice thereof from Landlord (but Tenant shall not be entitled to such notice more than twice during any calendar year); (ii) fail to perform or comply with any of the other conditions or agreements expressed or implied herein and fail to remedy such lack of compliance within thirty (30) days after notice from Landlord of such failure; or (iii) liquidate or cease to exist, seek relief under any law for the relief of debtors, make an assignment for the benefit of creditors or be the subject of a voluntary or involuntary petition in bankruptcy or receivership which is not being actively contested by the Tenant or if the estate hereby created shall be levied upon or taken by execution or process of law, then and in any of such cases regardless of any waiver or consent of any earlier event of default, the Landlord, at its option, may exercise any and all remedies available to the Landlord under law, all of such rights and remedies to be cumulative and not exclusive, including without limitation the following:

     (1)  Landlord may terminate this Lease in accordance with law.

     (2) In addition to any other remedies, Tenant covenants that it will pay to Landlord upon demand and indemnify Landlord from and against any loss and expense directly or indirectly sustained by reason of any default and/or termination resulting therefrom, including without limitation, any loss of rent prior to or after reletting the Premises, broker's commissions, costs of advertising, preparing premises for reletting, any moving, storage and disposition of Tenant's property, court costs and reasonable attorney's fees.

     (3) After a default by Tenant, Landlord (i) may remedy such default at Tenant's expense without waiving such default and/or (ii) may re-lease all or any portion of the Premises for any term and use. Following default and a termination of this Lease, Landlord shall use reasonable efforts to relet the Premises.

     (4) This Lease and the estate created hereby shall not continue or inure to the benefit of any assignee, receiver or trustee in bankruptcy of Tenant except at the option of the Landlord.

     19. Waiver and Consent. Waiver or consent by either party of or to any default or breach of any of the terms, conditions or covenants hereof or of any other tenant's lease in any instance shall not be deemed to be a waiver of or consent to any later breach or default thereof or to any other default under any other term, condition, or covenant hereof. A receipt by Landlord of rent with knowledge of any breach or default shall not be deemed to be a waiver or consent thereto unless expressly acknowledged in writing by Landlord. For purposes of this lease "Landlord's consent" shall mean the prior written consent of the Landlord in each instance.

     20. Signs. Tenant shall not erect any signs or advertising or promotional materials on the exterior of the Premises without first receiving the written approval of Landlord, which approval shall not be unreasonably withheld. The purchase, installation and maintenance of any such signs shall be at Tenant's expense.

     21. Parking. Tenant acknowledges that all parking spaces located in front of the Building are for the use of visitors to the Building. Accordingly, Tenant agrees that with respect to the parking lots it will cause its employees to park in that parking lot to the rear of the Building.

     22. Broker's Commissions. Landlord and Tenant each represents that it has not dealt with any real estate agent or broker other than Ryan, Elliott and Co. of Rhode Island, Inc. ("Ryan, Elliott") in connection with the negotiation of this Lease or the leasing of the Premises and agrees to hold the other party harmless from all loss, cost or expense resulting from the breach by such party of this representation. Landlord shall pay all leasing commissions owed to Ryan, Elliott arising from this Lease.

     23. Entire Agreement. This Lease sets forth all covenants, agreements and understandings between Landlord and Tenant concerning the Premises and the renting thereof and Landlord has made no representations or promises with respect to the Building or the premises except those contained herein. Except as otherwise provided herein, no amendment or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by both parties hereto.

     24. Notices. Any notice required or permitted to be given by one party hereto to the other party hereto given by (a) certified mail, return receipt requested, or (b) a nationally recognized overnight carrier and shall be delivered as follows:

     If to Landlord:

           Westminster Park Partners of East Providence Associates c/o John L. Marshall III, General Partner
           75 Newman Avenue
           Rumford, Rhode Island 02916

     If to Tenant:

           Spectra Science Corporation
           155 South Main Street
           Suite 101
           Providence, Rhode Island 02903

or to such other addresses of which either of them, as the case may be, shall notify the other in the manner herein stated for giving notice and such delivery shall constitute the giving of such notice hereunder.

     25. Environmental Matters. Tenant represents and covenants that, in connection with its use and occupancy of the Premises, no toxic or hazardous substance will be discharged, released, disposed of, spilled or leaked by Tenant, its officers, agents or employees, in, on or upon the Premises, the Building or the underlying or surrounding real property, and that neither Tenant, nor any of its officers, agents or employees, will bring in, on or incorporate into the Premises,
                                     - 12 -
harmless Landlord, its affiliates, and their respective officers, agents and employees, from and against any and all claims, damages, costs, liabilities and/or expenses, including attorneys' fees and remediation or cleanup costs, resulting from any breach by Tenant of any of its covenants or obligations under this Section 25.

     26. Subordination. This Lease and all rights of Tenant hereunder are and shall remain subject and subordinate to all ground or underlying leases and leasehold and building loan mortgages which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof. Such subordination shall be automatic without the execution of any further subordination agreement by Tenant; provided, however, that if a written subordination agreement is required by any such mortgagee, Tenant hereby agrees to execute same and in the event of Tenant's failure to do so, Tenant hereby irrevocably constitutes Landlord its attorney-in-fact, for such purpose. In the event that any party shall succeed to Landlord's interest, this Lease shall continue in effect and Tenant shall attorn to such party without delay, provided that Tenant's use and enjoyment of the premises are not adversely affected.

     27. Notice to Mortgagee. Upon receipt of a written request by Landlord or any holder of a mortgage on all or any part of the Premises, Tenant will thereafter send any such holder copies of all notices of default or termination or both given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of the Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord.

     28. Estoppel Letter. Each of Landlord and Tenant will from time to time, upon not less than fifteen (15) days' prior written request by the other, deliver to the other or any actual or prospective purchaser or holder of a mortgage on all or any part of the Premises a written statement certifying whether or not this Lease is in full force and effect and stating (a) the last date to which the rent and other payments have been made (b) whether or not this Lease has been amended (c) whether or not to the knowledge of Landlord or Tenant the other is in default in the performance, fulfillment or observance of any representation, warranty or agreement set forth herein, or has any indebtedness to the other for the payment of money, and (d) if so, each default or indebtedness.

     29. Collateral Assignment of Lease. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rentals payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a first mortgage on the Landlord's estate, Tenant agrees:

          (a) that the execution thereof by Landlord and the acceptance thereof by the holder of such mortgage, shall not be deemed an assumption by such holder of any of the obligations of the Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect; and

          (b) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

     30. Landlord While an Owner. As used herein "Landlord" shall mean the owner for the time being of Landlord's estate and property in the Premises and if such estate and property be sold or transferred, the seller or transferor shall thereupon be relieved of all obligations and liabilities hereunder thereafter arising or occurring, and the purchaser or transferee shall thereupon be deemed to have assumed and agreed to perform and observe all obligations and liabilities hereunder thereafter arising or occurring, or based on occurrences or situations thereafter arising or occurring.

     31. Successors, Assigns, Joint and Several. The words "Landlord" and "Tenant" shall include their respective heirs, legal representatives, successors and assigns. If more than one party signs as Tenant hereunder the covenants, conditions and agreements herein of the Tenant shall be the joint and several obligations of each such party.

     32. Governing Law. This lease shall be governed by the laws of the State of Rhode Island.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed as of the day and year first set forth above.

In Presence of:                             LANDLORD:

                                            WESTMINSTER PARK PARTNERS OF EAST
                                            PROVIDENCE ASSOCIATES

/s/ [ILLEGIBLE]                               By /s/ John L. Marshall III
-------------------                              -------------------------------
                                                 John L. Marshall III, its sole
                                                 General Partner

                                              TENANT:

                                              SPECTRA SCIENCE CORPORATION

/s/ [ILLEGIBLE]                               By /s/ Nabil M. Lawandy
-------------------                              -------------------------------
                                                 Nabil M. Lawandy,
                                                 President and CEO

                                    EXHIBIT B

                                CLEANING SERVICE

Landlord shall provide the following services on a three (3) times per week basis. Included are the necessary labor, materials and equipment to perform the following services:

     Empty all trash receptacles and replace liners as needed

     Clean/dust all desk tops, bookcases, tables and file cabinets

     Spot clean walls as needed

     Vacuum all carpets

     Sweep and damp mop all tile floors

     Clean and dust all windows, blinds and window sills in offices and conference rooms

     Clean all glass in entrance area and glass in the wooden doors

     Clean and sanitize all restrooms

     Supply and refill all restroom paper products and soap as needed

     Supply and replace all lights as needed